UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2006

WESTERN SIZZLIN CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware
State or Other Jurisdiction of Incorporation

0-25366	86-0723400
(Commission	(IRS Employer
File No.)	Identification Number)

1338 Plantation Road
Roanoke, Virginia  24012
(Address of Principal Executive Offices) (Zip Code)

(540) 345-3195
(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4 (c))

Items 3.03 and 5.03	Material Modification to Rights of Security Holders and Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2006, the Company affected a 1 for 10 reverse stock split of its common stock.  No fractional shares will be issued following the split.  Those stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares not divisible by 10, will be entitled upon surrender of their certificates representing such shares, to a cash payment in lieu thereof.  The Company has arranged for Bishop, Rosen & Co., as agent, to aggregate the fractional shares, sell them in the open market, and deliver the proceeds to those stockholders.  The Company’s Restated Certificate of Incorporation was amended effective August 10, 2006, in connection with the reverse stock split.  Following the split, the Company has 2,000,000 of common stock authorized, a reduction from the pre-split amount of 20,000,000 authorized shares of common stock.

Item 9.01               Exhibits and Financial Statements.

The Certificate of Amendment to the Restated Certificate of Incorporation referenced above is filed as Exhibit 3.1.4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN SIZZLIN CORPORATION

Date: August 15, 2006	By:	/s/ Robyn B. Mabe
Robyn B. Mabe
Vice President and Chief Financial Officer